EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Valence Technology, Inc. on Form S-8 (File No.'s 333-55538 and 333-42134) of our report dated May 20, 1999, except for the borrowing of an aggregate of $5,450,000 from a stockholder during the first quarter of fiscal year 2000, as to which the date is June 16, 1999, on our audits of the consolidated financial statements of Valence Technology, Inc. and subsidiaries for the year ended March 28, 1999, which appears in this Form 10-K.




/S/ PRICEWATERHOUSECOOPERS LLP


PRICEWATERHOUSECOOPERS LLP


Las Vegas, Nevada
June 29, 2001